EXHIBIT 21

                   SUBSIDIARIES OF IGAMES ENTERTAINMENT, INC.


         Subsidiary Name                         State of Organization
         ---------------                         ---------------------

         Money Centers of America, Inc.          Delaware
         Available Money, Inc.                   Nevada